Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-279082) and Form S-8 (No. 333-167752, 333-172166, 333-179903, 333-187711, 333-194524, 333-202596, 333-210022, 333-216587, 333-223693, 333-224885, 333-230037, 333-232262, 333-269163, 333-273661, 333-273662, 333-281429 and 333-289586) of Codexis, Inc. of our report dated February 28, 2024, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.
San Francisco, CA

March 11, 2026